UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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FLUIDIGM CORPORATION

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Strategic Capital Infusion Overview February 2022

Legal Information

Forward-looking Statements

This presentation and the accompanying oral presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Fluidigm's planned uses of the proceeds from the transactions described in this communication (the "Transaction"); portfolio expansion through strategic acquisitions; cost structure optimization; growth in mass cytometry and microfluidics; investments to expand Fluidigm's customer base; plans for Fluidigm's products; the expected timing and closing of the Transaction; expectations for the Company's brand and corporate name, capital structure and management following the closing of the Transaction; expansion of the Company's business through mergers and acquisitions; improvements to the Company's balance sheet and elimination of financing needs; access to capital markets; expanded internal capabilities; plans for investment and strategic initiatives to drive growth in mass cytometry and microfluidics markets, including product development and improvement plans and product launches; expense management; productivity and efficiency goals; Fluidigm's access to diagnostics markets and adoption of its products in clinical and translational research markets; collaborations, partnerships and strategic transactions and benefits of those arrangements; and other expectations for Fluidigm following the closing of the Transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to the potential adverse effects of the coronavirus pandemic on our business and operating results; any failure to obtain required stockholder approval of the Transaction; the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm's current plans and operations, including through the loss of customers, suppliers and employees; changes in Fluidigm's business or external market conditions; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm's research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2020, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Trademarks

Fluidigm, the Fluidigm logo, Biomark, CyTOF, CyTOF XT, Helios, Hyperion, Imaging Mass Cytometry and IMC are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. All other trademarks are the sole property of their respective owners.

Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Fluidigm uses its website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Fluidigm may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Fluidigm's website and our social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

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Legal Information (contd.) Additional Information and Where to Find It Fluidigm, its directors and certain executive officers are participants in the solicitation of proxies the Transaction at the SEC’s website (http://www.sec.gov). Copies of Fluidigm’s definitive from shareholders in connection with the Transaction. Fluidigm plans to file a proxy statement Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant (the “Transaction Proxy Statement”) with SEC in connection with the solicitation of proxies to documents filed by Fluidigm with the SEC in connection with the Transaction will also be approve the Transaction. available, free of charge, at Fluidigm’s investor relations website (investors.fluidigm.com) or by writing to Fluidigm Corporation, Attention: Investor Relations, 2 Tower Place, Suite 2000, South Nicolas M. Barthelemy, Gerhard F. Burbach, Laura M. Clague, Bill W. Colston, S. Christopher San Francisco, CA 94080. Linthwaite, Carlos V. Paya and Ana K. Stankovic, all of whom are members of Fluidigm’s Board of Directors, and Vikram Jog, who is Fluidigm’s Chief Financial Officer, are participants in Fluidigm’s solicitation. Other than Mr. Linthwaite, none of such participants owns in excess of 1% of Fluidigm’s common stock. Mr. Linthwaite may be deemed to own approximately 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Fluidigm’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 14, 2021. To the extent that holdings of Fluidigm’s securities by such persons have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. In addition, Eli Casdin and Dr. Martin D. Madaus are participants in Fluidigm’s solicitation. Neither Mr. Casdin nor Dr. Madaus owns in excess of 1% of Fluidigm’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Promptly after filing the definitive Transaction Proxy Statement with the SEC, Fluidigm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FLUIDIGM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Fluidigm with the SEC in connection with 3

Strategic Capital and Leadership to Reinvigorate Growth A New Chapter of Focused Execution, Cost Structure Optimization and High Growth Initiatives Transformative Capital from Leading Life Sciences Investors $250 million investment to reinvigorate growth through optimization of Mass Cytometry and Microfluidics platforms and portfolio expansion via strategic acquisitions Dr. Michael Egholm, former CTO of Danaher Life Sciences, to assume role of CEO and join Board of Directors following close; Alex Kim, former President of Milliken & Company’s Healthcare Division, to assume role of COO in connection with the closing Eli Casdin, CIO of Casdin Capital, and Dr. Martin Madaus, former Chairman and CEO of Millipore and Ortho Clinical Diagnostics, to join Board of Directors in connection with the closing Upon closing of the investment, which is expected in late Q1, Fluidigm will change its name to Standard BioTools Inc., to better reflect its ambitions to become an essential and standardized solutions partner to the life sciences industry, focused on the highest growth areas of biological discovery and development 4

Transaction Details • $225 million zero coupon convertible preferred shares Investment • $25 million bridge financing at varying PIK interest rates (10% through February, 12% through May, 14% through August and 16% thereafter until maturity on September 30, 2025) – Already funded Amount ‒ Automatically converts to convertible preferred shares and stops accruing interest at close • $3.40 per share for the zero-coupon convertible preferred shares Conversion ‒ Implies 19.7% premium to Fluidigm’s closing share price on January 21, 2022 Price • $2.84 per share for the bridge financing (Fluidigm’s closing share price immediately prior to announcement) Implied (1) • On an as-converted basis, the preferred stock will represent approximately 42% of Fluidigm’s pro-forma shares outstanding Ownership • Michael Egholm will succeed Chris Linthwaite in connection with the closing, who will continue as Fluidigm’s Chief Executive Officer until the earlier of closing or May 15, 2022 Management • Alex Kim will join as Chief Operating Officer and lead transformation activities in connection with the closing • Alex Arfaei will join as Senior Vice President, Corporate Development and also lead investor relations in connection with the closing • Michael Egholm to be appointed to Board of Directors in place of Chris Linthwaite in connection with the closing • Casdin/Viking to elect two (2) additional representatives Board of ‒ Casdin has chosen Eli Casdin (CIO and Founder of Casdin Capital) as its Board appointee and Viking has selected Dr. Martin D. Directors Madaus (previously Chairman and CEO of Ortho-Clinical Diagnostics) as its Board appointee • The Board will continue to comprise seven directors, with two current company directors stepping down at the closing (1) On a fully-diluted basis and assumes (i) the convertible bridge financing is converted on March 31, 2022, (ii) the conversion of outstanding in-the-money options with a strike price at or 5 below $3.40 using the if-converted method, and (iii) the principal balance of the other outstanding convertible notes are converted where the conversion price is at or below $3.40 using the if- converted method. Subject to change depending on timing of closing.

Strategic Rationale Upon closing, the $250 million of new capital will fuel the realization of identified organic growth and cost opportunities and enable management to pursue new growth vectors in complementary technologies Accelerate Growth in Mass Cytometry P Focus Microfluidics Business Toward Profitable Growth P Expand Offering Through Complementary M&A P Optimize the Cost Structure P Enhance Management and the Board of Directors P 6

Unanimous Support from the Fluidigm Board of Directors The Fluidigm Board of Directors conducted a comprehensive review to evaluate Fluidigm’s strategic options to maximize value for its shareholders. The Fluidigm Board of Directors believes that this strategic capital infusion from Casdin and Viking and the leadership evolution is the optimal solution for maximizing Fluidigm’s shareholder value: Strengthened Balance Sheet ✓ Go-Forward Vision to Expand Product Sales and Streamline Cost Structure, Informed by Months of ✓ Extensive Technical, Financial and Commercial Due Diligence Access to the Capital Required to Enable Fluidigm to Achieve its Go-Forward Vision ✓ Enhancement of Management Team with Deep Technical Product Knowledge and Commercial Expertise ✓ Ability to Embark on Cost Management Initiatives ✓ Expert Insight from Casdin and Viking, who Each Have a Strong Track Record of Creating Shareholder ✓ Value in the Life Sciences Space 7

Accelerate Growth in Mass Cytometry Accelerating Mass Cytometry Suspension Mass Cytometry • Invest in direct sales and marketing to expand relationships deeper into the life science ecosystem with a particular focus on biopharma, • Expand CyTOF and IMC platforms to diagnostics and the broader CRO and CMO service provider network further support translational and • Enhance CyTOF XT adoption and broaden consumable offerings to clinical research improve pull-through • Simplify the design and execution of • Increase penetration of longitudinal & cross center studies deep cell profiling • Standardize sample analysis with Tissue Imaging reproducible workflows and • Leverage Fluidigm’s high resolution high parameter technology to automation increase market share in the rapidly growing spatial omics market • Significantly advance capabilities for • Launch next generation IMC platform with significant improvements in novel therapeutic development throughput that will help it remain competitive against novel platforms 8

Focus Microfluidics Business Toward Profitable Growth Opportunities in Microfluidics Highly Targeted Growth in Microfluidics • Focus on targeted end-applications • Stabilize the base microfluidics business with the (e.g., proteomics, biomarker analysis) disciplined launch of the Biomark X platform and key partnerships (e.g., Olink Bioscience) • Support and grow the OLINK OEM partnership • Rationalize business processes and execution • Identify new scalable growth opportunities • Right size the cost structure 9

Expand Offering Through Complementary M&A Expand Offering to Meet Needs of Researchers Greater Breadth and Scale Proprietary deal flow through relationships cultivated over decades • Researchers are dependent on a wide variety of technologies that are most Target de-risked technologies with immediate revenue potential and often supplied by under-resourced validated market opportunity and under-scaled providers • Potential to be consolidator in highly- Complementary assets that can leverage Fluidigm infrastructure fragmented sector with significant benefits of scale and breadth Expanded opportunity to pursue larger acquisition targets • Highly experienced management team and strong platform provide Strict strategic and financial discipline foundation for accelerated growth through M&A Significant portion of the financing may be deployed for M&A 10

Optimize the Cost Structure Management Team with Deep Experience in Clear Path to Sustainable Production Methodology Focused on Eliminating Positive Cash Flow Waste and Enhancing Quality Principles • Focus on cost structure optimization Deploy best in class production methodology focused on eliminating waste and enhancing quality principles to • Reallocate resources to drive growth improve productivity and enhanced productivity G&A: Right-size to meet the current needs of the company Sales & Marketing: Align resources to growth opportunities and acquired products R&D: Prioritize growth opportunities; eliminate programs with significant technology risk or lack of market validation 11

Enhance Management and the Board of Directors Adding industry experts with deep experience and relationships to drive the company’s strategy Dr. Michael Egholm Alex Kim Alex Arfaei Eli Casdin Dr. Martin Madaus President, CEO and Director COO Senior Vice President, Director Director Corporate Development • Former CTO of Danaher Life • Former President of the • Former Partner at Pappas Capital • Chief Investment Officer and • Operating Executive for The Sciences and leader of Danaher’s Healthcare Division at Milliken & (Life Sciences Venture Capital) Founder of Casdin Capital Carlyle Group corporate Venture fund Company• Director at EQRx, Prominex, • Chairman of Unchained Labs, • Former Managing Director and • Former President of • Former SVP, Corporate Strategy Genomatica, and Tenaya Ultivue, Emulate Bio, Lead Sr. Equity Research Analyst at Biopharmaceuticals & CTO of Pall & Business Development at Pall Therapeutics and Board Observer Director at Quanterix Corporation BMO Capital Markets Corporation and CTO & VP of Corporation and spent a decade at Maze Therapuetics, PACT and Director at Candela Medical R&D of 454 Life Sciences in various roles at Danaher Pharma, Relay Therapeutics• Former Chairman & CEO at • Former VP at Alliance Bernstein, Ortho-Clinical Diagnostics (OCD) with previous experience at Bear and Chairman, President & CEO Stearns and Cooper Hill Partners of Millipore Corporation 12

The Proceeds of the $250 Million Capital Infusion Are Expected to be Used for Transaction Expenses, Working Capital and Potential Future M&A, Potentially Including: 1 Accelerating growth in Mass Cytometry 2 Achieving significantly greater breadth and scale 3 Leveraging a larger menu to expanding customer base 4 Right size the cost structure of the business 5 Realizing and rationalizing opportunities in targeted high profit areas within microfluidics 13

Leveraging Strong Technology Foundation to Create Industry Leader Today Strategy Future • Strong underlying technology • Accelerated growth • Invest in Mass Cytometry in Mass Cytometry and • New name reflects vision of • Optimize cost structure Microfluidics becoming an essential • Enhance portfolio with • Capital constraints solutions partner to the life complementary M&A science industry by improving • Inconsistent historical growth the operating system and • Refocus microfluidics and unprofitable market presence • Pivot to broader life sciences ecosystem (e.g., biopharma) • Sustainable positive cash flow 14

Fluidigm Overview Harnessing the Power of CyTOF® and Microfluidics Technologies 15

Drive Meaningful Insight in Health and Disease to Improve Life Advance human health Reveal, understand and by deploying address the biological innovative technologies. complexities of disease. 16

Leading Provider of Indispensable Tools and Consumables

\$38.0M - \$38.3M
Q4 preliminary revenue

~13-14%
Q4 base product and service preliminary revenue year-over-year growth

Manufacturing
Singapore | Ontario, Canada | South San Francisco

Headquarters
South San Francisco, CA, USA

~600
employees worldwide

>170
clinical trials

>1,600
mass cytometry publications

575
issued or pending patents (worldwide)

For the quarter ended December 31, 2021.

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Global Presence with Significant Scale Presence in 9 of Top 10 Pharma (WW) and 61% of Comprehensive Cancer Centers (US) Significant Global Scale • Research and Manufacturing capabilities in the United States, Canada and Singapore • Direct salesforce in the United States and Canada, with hybrid direct / distributor models in both Europe, Middle East, Africa and Asia-Pacific • Serving over 1,700 customers in 50 countries US and Canada Europe Asia-Pacific 18

Fluidigm Microfluidics Platform Offers ease of workflow, cost savings and turnaround time without sacrificing performance Sample-to-Answer IFC and Biomark™ X Microfluidics Integrated IFC loading and qPCR function (no more Juno™ ✓ or Controller) ✓ User installable 6x less volume (dimension) with same robustness of ✓ Biomark™ HD Compatible with new IFC enabling Sample-to-Answer ✓ workflow 19

Fluidigm Mass Cytometry Platform

Offers ease of workflow, cost savings and turnaround time without sacrificing performance for both Suspension and Tissue Imaging


Instruments
Panels &
Reagents
63
Eu
Mass Cytometry
Data Analytics
Panel Design
& Software

CyTOF® XT



The most technologically advanced mass cytometer to date, designed to build on the benefits of CyTOF® technology while simplifying operation and automating sample acquisition for the best reproducibility and time to results from every clinical and translational research sample.

Helios™



Mass Cytometry with Helios™ uses CyTOF® technology to enable deep profiling of research samples across a range of cell surface and intracellular markers.

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Fluidigm Mass Cytometry Platform

Offers ease of workflow, cost savings and turnaround time without sacrificing performance for both Suspension and Tissue Imaging



Instruments
63
Eu
Panels & Reagents
Mass Cytometry
Data Analytics
Panel Design & Software

Hyperion™ Imaging System



- Exclusive high parameter spatial proteomics analysis platform using proven CyTOF® technology capable of analyzing more than 40 protein parameters at subcellular resolution in tissue sections
- Enables users to deeply profile cells and tissues while preserving the information in the tissue architecture and cellular morphology
- Scans tissues at 1 micron resolution (single cell to sub-cellular) with low background / label cross-talk to enable high sensitivity
- More than 40 targets per sample with simple, flexible panel design and broad sample compatibility (fresh, frozen, FFPE)
- Flexible software and analysis options including CyTOF® 7.0, MCD™ Viewer, histoCAT, and Visiopharm Phenomap™

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